Exhibit 4.3

                              FOURTH AMENDMENT TO

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      This Fourth Amendment to Amended and Restated Loan and Security Agreement (the "Amendment") is dated as of April __, 2003 and is by and among Whitehall Retail Finance, a division of Whitehall Business Credit Corporation, formerly known as IBJ Whitehall Business Credit Corporation, as agent for the benefit of the Tranche A Lenders (in such capacity, the "Administrative Agent"), the Tranche A Lenders, Whitehall Retail Finance, a division of Whitehall Business Credit Corporation, formerly known as IBJ Whitehall Business Credit Corporation, as Collateral Agent, and Odd Job Stores, Inc., formerly known as Mazel Stores, Inc., Odd Job Trading Corp., Odd-Job Acquisition Corp., ZS Peddlers Mart, Inc., and HIA Trading Associates (each a "Borrower" and collectively, the "Borrowers"). The Administrative Agent, the Tranche A
Lenders, the Collateral Agent, and the Borrowers are parties to a certain Amended and Restated Loan and Security Agreement dated as of February 11, 2002 (as amended, the "Loan Agreement"). Administrative Agent, Collateral Agent, Majority Tranche A Lenders (as defined in the Agency Agreement), and Borrowers desire to amend the Loan Agreement in accordance with the terms of this Amendment.

      NOW THEREFORE, the Administrative Agent, Collateral Agent, Majority Tranche A Lenders (as defined in the Agency Agreement), and Borrowers agree as follows:

      1. Definitions. All capitalized terms used herein and not defined herein shall have the same meaning ascribed to such terms in the Loan Agreement.

      2. Amendments.

      a) Deleted definitions. The definitions of "Eligible Prepaid Inventory", "Eligible L/C Inventory", "In-Transit Inventory Cap", "Inventory Advance Rate" and "Landed Inventory" in Article I of the Loan Agreement are hereby stricken and deleted in their entirety.

      b) Eligible Retail Inventory. The definition of "Eligible Retail Inventory" in Article I of the Loan Agreement is hereby amended to strike and delete the last sentence therefrom.

      c) Retail Inventory Advance Rate. The following new definition of "Eligible Retail Inventory Advance Rate" is hereby added to Article I of the Loan Agreement in appropriate alphabetical order:

                  "RETAIL INVENTORY ADVANCE RATE": The following
             percentage of Eligible Retail Inventory during the periods of each calendar year indicated in the chart below:

                        PERIOD                    PERCENTAGE
                December 15 - August 15              59%
                August 16 - September 30             63%
                October 1 - December 14              68%

   3. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which constitute one and the same instrument. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. This Amendment embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings related to such subject matter.

Executed under Massachusetts laws as an instrument under seal as of the date first set forth above.

ODD JOB STORES, INC.                        ODD-JOB ACQUISITION CORP.
(formerly known as Mazel Stores, Inc.)

By:
   ----------------------------             By: ------------------------
Print Name:                                 Print Name:
Title:                                      Title:

ZS PEDDLER'S MART, INC.                     ODD JOB TRADING CORP.

By:                                         By:
   ---------------------------                 -------------------------
Print Name:                                 Print Name:
Title:                                      Title:

                                            HIA TRADING ASSOCIATES

                                            By:
                                               -------------------------
                                            Print Name:
                                            Title:







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WHITEHALL RETAIL FINANCE, a dvision of WHITEHALL BUSINESS CREDIT CORPORATION
(formerly known as IBJ WHITEHALL BUSINESS CREDIT CORPORATION), as Administrative Agent, as Collateral Agent, and as a Tranche A Lender

By:
   --------------------------------
Print Name:
Title:





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


CONGRESS FINANCIAL CORPORATION (NEW YORK), as a Tranche A Lender

By:
   ----------------------------------
Print Name:
Title:





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




AMSOUTH BANK, as a Tranche A Lender

By:
   --------------------------------
Print Name:
Title:


















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